UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

Atlas Energy Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41640	88-0523830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 W. Courtyard Drive, Suite 500 Austin, Texas		78730
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (512) 220-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	AESI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Atlas Energy Solutions Inc. Long Term Incentive Plan Awards

Atlas Energy Solutions Inc. (the “Company”) previously adopted the Atlas Energy Solutions Inc. Long Term Incentive Plan (the “LTIP”). On March 8, 2023, the Company’s board of directors (the “Board”) approved grants of equity-based compensation awards to certain employees and members of the Board pursuant to the LTIP to be effective March 13, 2023, on which date the compensation committee of the Board (the “Committee”) approved each of the following form award agreements: (i) the Atlas Energy Solutions Inc. Restricted Stock Unit Grant Notice (the “RSU Agreement”), (ii) the Atlas Energy Solutions Inc. Restricted Stock Unit Grant Notice (Director Form) (the “Director RSU Agreement”), and (iii) the Atlas Energy Solutions Inc. Performance Share Unit Grant Agreement (the “PSU Agreement”).

RSU Agreements

Certain executive officers and members of the Board received grants of time-based equity awards pursuant to the LTIP on March 13, 2023. Under both the RSU Agreement and the Director RSU Agreement (collectively, the “RSU Agreements”), the participants received a number of restricted stock units (the “RSUs”), which vest and become exercisable with respect to employees in three (3) equal installments starting on the first anniversary of the date of grant, and with respect to directors on the one (1) year anniversary of the date of grant, so long as the participant either remains continuously employed or continues to provide services to the Company’s Board, as applicable. To the extent vested, each RSU represents the right to receive one share of the Company’s Class A Common Stock (the “Stock”). If the participant’s employment or services with the Company is terminated prior to the vesting of all of the RSUs, any unvested RSUs will generally terminate automatically and be forfeited without further notice and at no cost to the Company, except in certain termination scenarios described below. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, the participant holds RSUs granted under the RSU Agreements that have not been settled, the Company shall record the amount of such dividend in a bookkeeping account and pay to the participant an amount in cash equal to the cash dividends the participant would have received if the participant was the holder of record, as of such record date, of a number of shares of Stock equal to the number of RSUs held by the participant that have not been settled as of such record date, such payment to be made on or within sixty (60) days following the date on which such RSUs vest.

The RSUs will receive full vesting acceleration upon a Change in Control (as defined in the LTIP). With respect to both employees and directors, a termination of employment due to death or Disability (as defined in the RSU Agreements) will result in full acceleration of vesting at the time of the termination. With respect to the employees, the RSU Agreement states that a termination due to the Company’s termination of the participant without “Cause,” or by the employee for “Good Reason” (each, as defined in the RSU Agreements, and collectively, a “Qualifying Termination”), will also result in full vesting acceleration.

The named executive officers (“NEOs”) that received an RSU grant on March 13, 2023 are identified below, along with the number of shares of Stock that are subject to their RSU grant.

2023 NEO RSU Recipients

RSU Recipient	Number of Shares Subject to RSU
John Turner (President and Chief Financial Officer)	45,833
Jeff Allison (Executive Vice President, Sales & Marketing)	19,028

PSU Agreement

Certain executive officers received grants of performance-based LTIP awards pursuant to the LTIP and the PSU Agreement on March 13, 2023. Pursuant to the PSU Agreement, the participant receives a target number of performance share units (the “Target PSUs”). Each PSU represents the right to receive one share of Stock multiplied by the number of PSUs that become earned, and the number of PSUs that may vest range from 0% to 200% of the Target PSUs, subject to the Committee’s discretion to increase the ultimate number of vested PSUs (as defined in the PSU Agreement) above the foregoing maximum level. Each PSU also includes a tandem dividend equivalent right, which is a right to receive an amount equal to the cash dividends made with respect to a share of Stock during the Performance Period (as defined in the PSU Agreement), which will be adjusted to correlate to the number of PSUs that ultimately become vested pursuant to the PSU Agreement. The Performance Goals for the 2023 PSUs are based on a combination of Return on Capital Employed (“ROCE”) and “Relative TSR” (each, as defined in the PSU Agreement), with 25% weight applied to ROCE and 75% weight applied to Relative TSR, each as measured during the three- (3)-year Performance Period of 2023-2025.

If the participant’s employment is terminated other than because of a Qualifying Termination or due to death or Disability (each, as defined in the PSU Agreement), then the participant’s PSUs are automatically forfeited without payment upon such termination. If, prior to the end of the Performance Period, the participant is terminated by reason of a Qualifying Termination, then the participant is deemed to have satisfied all service-based employment requirements on a pro-rata basis; if the participant’s termination is due to a death or Disability prior to the end of the Performance Period, then the participant is deemed to have satisfied all service-based employment requirements in full. With respect to a termination due to a Qualifying Termination, a death or Disability within the first two (2) years of the Performance Period, all performance-based vesting conditions will be deemed to be met at 100% and the resulting vested PSUs will be settled within a thirty (30) day period following the termination. If the participant’s employment is terminated due to a Qualifying Termination or death or Disability during the third (3rd) calendar year of the Performance Period, then the PSUs will continue to be subject to the Performance Goals (as defined in the PSU Agreement) for the remainder of the Performance Period and performance will be deemed to be met at the actual performance level satisfied at the end of the Performance Period.

In the event of a Change in Control during the Performance Period any PSUs determined to become vested PSUs are payable to the participant in connection with that event. The Committee will determine the actual performance levels achieved as of the date of such Change in Control, if determinable, and all service-based requirements will be deemed to be satisfied.

The NEOs that received PSU grants on March 13, 2023 are identified below, along with the number of shares of Stock that are subject to their Target PSU grant.

2023 PSU Recipients

PSU Recipient	Target Grant Number
Bud Brigham (Executive Chairman and Chief Executive Officer)	277,778
John Turner (President and Chief Financial Officer)	45,833
Jeff Allison (Executive Vice President, Sales & Marketing)	19,028

The foregoing description of each of the form award agreements (the RSU Agreement, the Director RSU Agreement and the PSU Agreement) for grants of RSU or PSU awards pursuant to the LTIP is qualified in its entirety by reference to the applicable award agreements, copies of which are attached hereto as Exhibit 10.1, 10.2, and 10.3, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1†	Form of Performance Share Unit Grant Agreement

10.2†	Form of Restricted Stock Unit Grant Notice (Officers).

10.3†	Form of Restricted Stock Unit Grant (Directors).

†	Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY SOLUTIONS INC.

By:	/s/ John Turner
Name: John Turner
Title: President and Chief Financial Officer

Date: March 17, 2023